UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2010
QUIDEL CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code:	(858) 552-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective December 15, 2010, the Compensation Committee of the Board of Directors of Quidel Corporation (the “Company”) approved the Company’s 2011 cash incentive plan applicable to the Company’s executive officers and other members of management for the Company’s fiscal year ending December 31, 2011 (the “2011 Leadership Incentive Compensation Plan (Cash)”). Payout under the 2011 Leadership Incentive Compensation Plan (Cash) is predicated upon achievement of (i) revenue targets for core products, (ii) revenue targets for new products, (iii) an earnings-per-share goal, and (iv) defined corporate or individual impact goals, with each of the foregoing as determined by the Board of Directors and/or its Compensation Committee, for the Company’s 2011 fiscal year. A summary description of the 2011 Leadership Incentive Compensation Plan (Cash) and related target bonuses is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.
     In addition, effective December 15, 2010, the Compensation Committee approved the Company’s Employee Deferred Bonus Compensation Program (the “2011 Employee Deferred Bonus Compensation Program”) pursuant to which members of the Company’s management review board may elect to participate. The foregoing description is qualified by reference to the 2011 Employee Deferred Bonus Compensation Program, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	2011 Employee Deferred Bonus Compensation Program.
99.1	Summary Description of the 2011 Leadership Incentive Compensation Plan (Cash).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 17, 2010

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
Its: Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	2011 Employee Deferred Bonus Compensation Program.
99.1	Summary Description of the 2011 Leadership Incentive Compensation Plan (Cash).